Exhibit 99.1
ALLERGAN PRICES CONVERTIBLE SENIOR NOTES DUE 2026 AND SENIOR NOTES DUE 2016
(IRVINE, Calif., April 6, 2006) — Allergan, Inc. (NYSE: AGN) today announced the pricing of the concurrent private placements of $700 million aggregate principal amount of 1.50% Convertible Senior Notes due 2026 (or $750 million aggregate principal amount if the initial purchasers exercise their over-allotment option in full), and $800 million aggregate principal amount of 5.75% Senior Notes due 2016. Allergan estimates that the net proceeds from these offerings will be approximately $1.48 billion after deducting discounts, commissions and estimated expenses (or $1.53 billion if the initial purchasers exercise their over-allotment option in full). The Convertible Senior Notes are being sold in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 and the Senior Notes are being sold in a private placement to qualified institutional buyers and non-U.S. persons pursuant to Rule 144A and Regulation S under the Securities Act of 1933.
The Convertible Senior Notes will pay interest semi-annually at a rate of 1.50% per annum. The Convertible Senior Notes will be convertible, at the holder’s option, at an initial conversion rate of 7.8952 shares per $1,000 principal amount of notes, which represents a 20.00% conversion premium based on the last reported bid price of $105.55 per share on April 6, 2006. In certain circumstances, the Convertible Senior Notes may be convertible into cash in an amount equal to the lesser of their principal amount or their conversion value. If the conversion value of the Convertible Senior Notes exceeds their principal amount at the time of conversion, Allergan will also deliver common stock or, at its election, a combination of cash and common stock for the conversion value in excess of the principal amount. Allergan will not be permitted to redeem the Convertible Senior Notes prior to April 5, 2009, will be permitted to redeem the Convertible Senior Notes from and after April 5, 2009 to April 4, 2011 if the closing price of its common stock reaches a specified threshold and will be permitted to redeem the Convertible Senior Notes at any time beginning April 5, 2011. Holders of the Convertible Senior Notes will also be able to require Allergan to redeem the Convertible Senior Notes on April 1, 2011, April 1, 2016 and April 1, 2021 or upon a change of control of Allergan.
The Senior Notes are being sold at 99.717% of par value and will pay interest semi-annually at a rate of 5.75% per annum, and are redeemable at any time at Allergan’s option, subject to a make-whole provision.

The interest rate and other terms of the Convertible Senior Notes and Senior Notes were determined by negotiations between Allergan and the initial purchasers of the notes.
Allergan expects to use the net proceeds from the offerings of the Convertible Senior Notes and the Senior Notes, along with cash from its balance sheet, to repay the approximately $825.0 million outstanding under the bridge credit facility it entered into in connection with its acquisition of Inamed Corporation on March 23, 2006, pay transaction expenses from its acquisition of Inamed, redeem its currently outstanding Zero Coupon Senior Convertible Notes due 2022, and purchase approximately $257.8 million worth of shares of its common stock (or $307.8 million if the initial purchasers exercise their over-allotment option in full), some of which may be purchased contemporaneously with the closing of the sale of the Convertible Senior Notes, including through private block trades with one or more of the initial purchasers and/or their affiliates.
This notice does not constitute an offer to sell or the solicitation of an offer to buy securities nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any offers of the securities will be made only by means of a private offering memorandum. The Senior Notes, the Convertible Senior Notes and the shares of Allergan common stock issuable upon conversion of the Convertible Senior Notes have not been, and will not be, registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
About Allergan, Inc.
Allergan, Inc., with headquarters in Irvine, California, is a technology-driven, global health care company providing specialty pharmaceutical products worldwide. Allergan develops and commercializes products in the ophthalmology, neurosciences, medical dermatology, medical aesthetics and other specialty markets that deliver value to its customers, satisfy unmet medical needs and improve patients’ lives.
Forward-Looking Statements
This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative or other variations thereof or comparable terminology. In particular, statements relating to, among other things, future actions, the estimated net proceeds of the offerings, the grant of options to purchase additional Convertible Senior Notes and Senior Notes to cover over-allotments and the intended uses of the net proceeds from the offerings, among other statements above, are forward-looking statements. All forward-looking statements in this press release reflect Allergan’s current analysis of existing trends and information and represent Allergan’s judgment only as of the date of this press release. Actual results may differ materially from current expectations based on a number of factors affecting the offering of the notes and Allergan’s businesses, including, among other things, changing competitive, market and regulatory conditions;

the timing and uncertainty of the results of both the research and development and regulatory processes; domestic and foreign health care and cost containment reforms; technological advances and patents obtained by competitors; the performance, including the approval, introduction and consumer and physician acceptance, of new products and the continuing acceptance of currently marketed products; the effectiveness of advertising and other promotional campaigns; the potential adverse effects of negative publicity concerning any of Allergan’s products, the timely and successful implementation of strategic initiatives; the results of any pending or future litigations, investigations or claims; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; Allergan’s ability to obtain and successfully maintain a sufficient supply of products to meet market demand in a timely manner; and Allergan’s efforts to integrate Inamed’s business and operations acquired in the recently completed acquisition and to otherwise realize the strategic and synergistic benefits sought in such acquisition. In addition, matters generally affecting the economy, such as changes in interest and currency exchange rates; international relations; and the state of the economy worldwide, can materially affect the completion of the offerings and Allergan’s results. Therefore, the reader is cautioned not to unduly rely on any of these forward-looking statements. Allergan expressly disclaims any intent or obligation to update these forward-looking statements except as required to do so by law.
Additional information concerning the above-referenced risk factors and other risk factors can be found in press releases issued by Allergan, as well as Allergan’s public periodic filings with the Securities and Exchange Commission, including the discussion under the heading “Risk Factors” in Allergan’s 2005 Form 10-K. Copies of Allergan’s press releases and additional information about Allergan is available at www.allergan.com or you can contact the Allergan Investor Relations Department by calling 714-246-4636.
Allergan Contacts
Jim Hindman (714) 246-4636 (investors)
Joann Bradley (714) 246-4766 (investors)
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